Exhibit 99.1

ENTERPRISE BANCORP, INC. ANNOUNCES SHELF REGISTRATION AND PLANNED RIGHTS AND COMMUNITY-BASED OFFERINGS

Lowell, Mass (September 10, 2009) — Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announced today that it has filed a shelf registration with the Securities and Exchange Commission (the “SEC”).  The shelf registration is intended to provide the Company with the flexibility to raise, over a three-year period, up to $25 million in capital to support future asset growth.  Subject to the shelf registration being declared effective by the SEC, the Company intends to raise $5-$10 million in common stock in the fall of 2009 through a subscription rights offering to the Company’s stockholders, together with a supplemental community-based offering to be undertaken concurrently with the rights offering.

The Company anticipates that the record date for determining the shareholders who will be eligible to participate in the rights offering, the purchase price for the shares and the number of shares to be offered will be determined at or about the time that the SEC declares the Company’s shelf registration effective.

Further details regarding the shelf registration and contemplated rights and supplemental offerings are contained in a letter that the Company has mailed today to stockholders, a copy of which is attached to this press release and has been filed with the SEC.

The registration statement that has been filed today with the SEC has not yet become effective.  The securities subject to the registration statement may not be sold and no offers to buy the securities may be accepted prior to the time the registration statement becomes effective.  This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities.  Copies of the prospectus and the prospectus supplement included in the registration statement may be obtained by contacting Enterprise Bancorp, Inc., Attn:  Investor Relations, 222 Merrimack Street, Lowell, MA 01852.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank.  The company principally is engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities.  Through the bank and its subsidiaries, the company offers a range of commercial and consumer loan products, deposit and cash management products as well as investment management, trust and insurance services.  The company’s headquarters and the bank’s main office are located at 222 Merrimack Street in Lowell, Massachusetts.  The company’s primary market area is the Merrimack Valley and North Central regions of Massachusetts and South Central New Hampshire.  The company has seventeen full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Leominster, Methuen, Tewksbury and Westford and in Salem and Derry, New Hampshire.

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions that predict or indicate future events or trends and which do not relate to historical matters.  Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the company.  These risks, uncertainties and other factors may cause the actual results, performance and achievements of the company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.  Factors that could cause such differences include, but are not limited to general economic conditions, changes in interest rates, regulatory considerations and competition.  For more information about these factors, please see our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors”

and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise.

September 10, 2009

Dear Shareholder,

The current banking environment continues to provide well-positioned community banks, like Enterprise, with what we believe are unprecedented growth and market share opportunities. To take advantage of these opportunities, Enterprise Bancorp, Inc. today filed a Registration Statement with the Securities and Exchange Commission (SEC), which is intended to provide us with the flexibility to raise, over a three-year period, up to $25 million in capital.  Pending authorization of the Registration Statement from the SEC, we anticipate raising $5-10 million of the $25 million in an initial offering this fall.

Enterprise Bank continues to experience significant growth: deposits increased 17.5% from December 31, 2008 to June 30, 2009 (annualized increase of 35%); and loans increased 7.5% from December 31, 2008 to June 30, 2009 (annualized increase of 15%); and due to the current environment, we expect growth opportunities to remain strong.

We are excited and confident about Enterprise’s opportunity over the coming years to acquire new customers, increase market share and expand geographically.  We believe that customers are continuing to migrate from national and regional banks to strong local community banks, choosing to do business with professionals they know and trust. We believe that the current banking environment - in which many large regional and national financial institutions have lost their local focus and are retrenching - has created significant opportunities for us.

When we receive authorization to move forward from the SEC, which we expect to occur this fall, we intend to raise capital via a Shareholder Subscription Rights Offering partnered with a Supplemental Community Offering. While the Bank has the highest designation of capital measurement from the FDIC, additional capital will position the bank to seize strategic growth opportunities that may arise.

The Shareholder Subscription Rights Offering will allow all shareholders as of a specific date the ability to purchase additional shares of Enterprise Bancorp, Inc. stock. We anticipate both the record date for determining the shareholders who will be eligible to participate in the offering and the purchase price for the shares will be determined at or around the time that the SEC authorizes us to move forward.  The number of shares offered to each shareholder will be proportionate to the shareholder’s current ownership interest.  Shareholders who fully exercise their basic rights subscription may also have the opportunity to elect to purchase additional shares.  In the event that all of the shares offered are not purchased by our current shareholders, the Supplemental Community Offering will allow new investors to purchase shares of Enterprise Bancorp, Inc.

The Registration Statement that we have filed with the SEC includes a prospectus, which relates generally to our offering of up to $25 million in capital over a three-year period and a prospectus supplement relating specifically to the Shareholder Subscription Rights Offering (which we refer to together as the prospectus).  Once we receive authorization to move forward from the SEC, we will provide shareholders an updated prospectus with additional information on the offering.  When we begin the offering, and before you invest, you should read the final prospectus and other documents that we have filed with the SEC for more complete information about Enterprise Bancorp, Inc. and the Shareholder Subscription Rights Offering.  You may get the Registration Statement that we have filed with the SEC and these other documents free of charge by visiting our web site, http://www.enterprisebanking.com, by clicking on Investor Relations and then clicking on SEC Filings or the SEC Web site at www.sec.gov, by clicking on Search for Company Filings under Filings & Forms.  Alternatively, we will arrange to send you the prospectus that is contained in the Registration Statement if you request it by calling Katelin Deschenes at the bank’s toll-free number 1-877-671-2265.

After the Registration Statement has been declared effective by the SEC, all shareholders as of the record date will receive by mail additional information, including the final prospectus for the Shareholder Subscription Rights Offering.  In addition, we will be scheduling Shareholder Presentations that will review the offering in further detail.

Your support has always been, and will continue to be, a key component of our long-term success and independence. It is because of our shareholders that we stand here today, celebrating our 20th anniversary as a leading local, independent, community bank.  As always, we thank you for the confidence and trust you have placed in Enterprise Bank.

Please do not hesitate to contact us with any questions you may have.

Sincerely,

George L. Duncan	Jack P. Clancy, Jr.	Richard W. Main
Chairman	Chief Executive Officer	President

Matters discussed in this letter contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of the words “expect”, “intend”, “anticipate”, “will”, “plan”, “believe”, “continue”, or similar expressions that predict or indicate future events or trends and which do not relate to historical matters.  Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, which could cause the actual results of future events to differ materially from the forward-looking statements. For more information about these risks, uncertainties and other factors, please see our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission.